FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chief Executive Officer

Arthur L. Herbst, Jr., President

Christine R. Boehning, Chief Financial Officer

(314)-344-0010, Ext. 3133

Young Innovations, Inc. Board of Directors Declares Quarterly Dividend and Authorizes Share Repurchase Program

St. Louis, MO., May 9, 2007 – Young Innovations, Inc. (NASDAQ – YDNT) today announced that its Board of Directors declared a quarterly dividend of $0.04 per share, payable June 15, 2007 to all shareholders of record on May 22, 2007.

The Board of Directors also authorized the repurchase of up to 500,000 shares of the Company’s stock. This authorization, which will expire on July 31, 2008, replaces the current authorization which was scheduled to expire on July 31, 2007.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company’s product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children’s toothbrushes, and children’s toothpastes. The Company believes it is a leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures), liquid surface disinfectants, obturation units, and dental micro-applicators in the United States. The Company also believes it is a leading distributor of panoramic X-ray equipment in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.